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                                                                EXHIBIT 10.52



                               SECOND AMENDMENT To

                     REAL ESTATE SALE and PURCHASE CONTRACT

         THIS AGREEMENT is made and entered into this 22nd day of October, 1996, by and between Monumental Life Insurance Company, hereinafter referred to as "Seller", located at 4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499, and Brandywine Realty Trust, hereinafter referred to as "Purchaser".

         WHEREAS, the parties have entered into a Real Estate Sale and Purchase Contract dated August 16, 1996, which was amended by a First Amendment to Real Estate Sale and Purchase Contract dated September 30, 1996 (hereinafter referred to as "Contract") for certain premises known as 8000 Lincoln Drive, located at 8000 Lincoln Drive, Marlton, Evesham Township, Burlington County, New Jersey, which Contract is incorporated herein by reference;

         WHEREAS, the parties have agreed to a reduction in the Purchase Price in order to address certain matters identified in Purchaser's due diligence review and to finalize the Closing Date, which agreements the parties desire to set forth in writing. NOW, THEREFORE,

                                   WITNESSETH:

         That in consideration of the promises and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree that the Contract shall be amended as follows:

         1. As to Paragraph No. 2 (A):The parties agree that the Purchase Price shall be reduced by One Hundred Thousand Dollars ($100,000.00), such amount being the agreed upon sum needed to address Purchaser's due diligence concerns with the parking lot and roof and that the reduced Purchase Price for the Property shall be Three Million Dollars ($3,000,000.00).

         2. As to Paragraph No. 2 (C): The Purchaser acknowledges having received, reviewed and approved the executed leases with Computer Sciences Corporation and Blue Cross Blue Shield. The Purchaser further acknowledges that the additional earnest money payment to be held as Deposit in the amount of One Hundred Thousand Dollars ($100,000.00) to be paid upon approval of those lease or expiration of the Inspection Period, is now due and owing.

The Purchaser also acknowledges and agrees that in the event the sale contemplated by this Contract is not finalized by the Closing Date of November 20, 1996 (or December 18, 1996 if Purchaser has duly elected to extend the Closing Date and has paid the additional One Hundred Thousand Dollar ($100,000.00) earnest money payment as set forth below in Paragraph No. 4 immediately below) due to Purchaser's inability, unwillingness or failure to perform, the entire Deposit shall be forfeited to and become the property of Seller, this Contract shall be terminated and neither party shall have any further rights or obligations hereunder.

         3. As to Paragraph 2 (D): The Seller acknowledges that the entire Deposit shall be credited on a dollar-for-dollar basis towards the Purchase Price if Purchaser purchases the Property in accordance with the terms of this Contract.

         4. As to Paragraph No. 4: The parties agree that the Closing Date shall be Wednesday, November 20, 1996. Purchaser shall, however, have the right to extend the Closing Date until December 18, 1996 upon: (i) providing of Seller with written notice of Purchaser's election to so extend the Closing Date on or before 5:00 P.M. E.S.T. on Thursday, November 14, 1996; and (ii) providing the Title Company with an additional earnest money payment to be held as part of the Deposit of One Hundred Thousand Dollars ($100,000.00) no later than Monday, November 18, 1996, which additional Deposit shall be subject to forfeiture to Seller set forth in Paragraph 2 immediately above in the event Purchaser is unable, unwilling or fails to perform and finalize the sale contemplated by this Contract by the Closing Date.

         4. As to Paragraph No. 5: The Purchaser acknowledge and agree that the Inspection Period as extended has expired as of the date hereof and the Purchaser's right to terminate the Contract based upon such inspection has expired and is of no further force and effect.

         5. Except as above amended, the Contract and all of its terms and conditions are hereby ratified and confirmed in their entirety. WHEREFORE, the parties have hereunto affixed their signatures as of the above stated date.

PURCHASER:                              SELLER:

Brandywine Realty Trust                 Monumental Life Insurance Company

By:   /s/ Gerard H. Sweeney             By:  /s/ Lindsay Schumacher
    ______________________________          ___________________________________
Its:  President, Gerard H. Sweeney      Its:  Vice President, Lindsay Schumacher